[STAMP] STATE OF NEVADA

                                                                     Exhibit 3.1


                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                           OF
                                    GOLDEN ARK, INC.
                                  A Nevada Corporation

ARTHUR J. DEGRANGE and RICHARD K. DICKSON II certify that:

1. They are the President and Secretary, respectively, of GOLDEN ARK, INC., a Nevada corporation.

2. The Articles of Incorporation of the corporation are amended and restated to read in its entirety as follows:

                                   "ARTICLE I

         The name of this corporation is GOLDEN ARK, INC.

                                   ARTICLE II

         This corporation shall have perpetual existence.

                                   ARTICLE III

         The purpose of this corporation is to engage in any lawful activity permitted under the laws of the State of Nevada.

                                   ARTICLE IV

         The total number of shares that may be issued by the corporation is One Hundred and Ten Million (110,000,000) shares, of which One Hundred Million (100,000,000) shares with a par value of $.001 per share, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) shall be designated "Common Stock," and of which Ten Million (10,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be designated "Preferred Stock."

         Upon the amendment and restatement of this article, each one (1) issued and outstanding share of Common Stock, par value $.001 shall be split up and divided into 1.4700477 shares of Common Stock, par value $.001. To reflect this Common Stock split and division, each certificate representing shares of Common Stock, par value $.001, theretofore issued and outstanding shall represent
1.4700477 times the number of shares of Common Stock, par value $.001, issued and outstanding after such split up and division; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of Common Stock, par value $.001, of the kind authorized by this amendment and restatement, equal to 1.4700477 times the number of shares represented by said certificate for theretofore issued and outstanding shares of Common Stock. The Board of Directors of the Corporation is authorized to prescribe procedures for handling fractional shares of Common Stock.

        The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                    ARTICLE V

        The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                                   ARTICLE VI

        The principal place of business of this corporation in the State of Nevada is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

                                   ARTICLE VII

        The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than three (3).

        The names and post office box or street addresses of the directors of the first board of directors are as follows:

    NAME                                      ADDRESS
    ----                                      -------

John W. Crane                            1221 Gaviota
                                         Laguna Beach, California 92651

Arthur J. DeGrange                       2001 E. Fourth Street, #112
                                         Santa Ana, California 92705

Matthew B. Kaufman                       3710 South Ramona Drive
                                         Santa Ana, California 92707

                                 ARTICLE VIII

         The name and address of the initial incorporator is as follows: John W. Crane, 1221 Gaviota, Laguna Beach, California 92651.

                                   ARTICLE IX

         The personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Nevada law except for: (a) acts of omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of
Section 78.300 or the Nevada Revised Statutes.

         If the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer or the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, so as amended.

         Any repeal or modification of the foregoing provisions of Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing prior to the date when such repeal or modification becomes effective.

                                 ARTICLE X

         This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation."

3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by all members of the corporation's board of directors by resolutions duly adopted, approved and ratified by Unanimous Written Consent effective September 22, 1995.

4. The foregoing Amended and Restated Articles of Incorporation have been duly approved by at least a majority of the stockholders of the corporation entitled to vote by resolutions duly adopted at a special meeting held on October 3, 1995

Each of the undersigned hereby declares and certifies that the matters set forth in the foregoing Amended and Restated Articles of Incorporation are true and correct to his or her knowledge and that this certificate was executed on October , 1995, at Newport Beach, California.


                                                  /s/Richard K. Dickson II
                                                  -------------------------
                                                  RICHARD K. DICKSON II

                                                  /s/Arthur J. DeGrange
                                                  -------------------------
                                                  ARTHUR J. DEGRANGE

STATE OF CALIFORNIA              )
                                 )ss
COUNTY OF ORANGE                 )

        On October 4th, 1995 before me, Robinson Ranier/Notary Public personally appeared RICHARD K. DICKSON II and ARTHUR J. DEGRANGE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and office seal.

/s/ Robinson Ranier
---------------------------------
Notary Public                                         [NOTARY SEAL]

STATE OF CALIFORNIA              )
                                 )ss
COUNTY OF ORANGE                 )

        On October 4th, 1995 before me, Robinson Ranier/Notary Public personally appeared RICHARD K. DICKSON II (proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and office seal.

/s/ Robinson Ranier
---------------------------------
Notary Public                                         [NOTARY SEAL]

                                      -2-